Exhibit 99.1

Neiman Marcus Group LTD LLC Reports Fourth Quarter and Fiscal Year 2016 Results

DALLAS--(BUSINESS WIRE)--September 26, 2016--Neiman Marcus Group LTD LLC today reported financial results for the fourth quarter and fiscal year ended July 30, 2016. For the fourth quarter of fiscal year 2016, the Company reported total revenues of $1.13 billion, representing a decrease of 3.3% compared to total revenues of $1.17 billion for the fourth quarter of fiscal year 2015. During the quarter, comparable revenues decreased 4.1%. Including non-cash impairment charges of $466.2 million as described below under “Other Items,” the Company reported a net loss of $407.3 million compared to a net loss of $32.9 million for the fourth quarter of fiscal year 2015. Adjusted EBITDA, which is described on page 7 of this release, for the fourth quarter of fiscal year 2016 was $64.5 million compared to $107.9 million in the prior year.

For fiscal year 2016, the Company reported total revenues of $4.95 billion, representing a decrease of 2.9% compared to total revenues of $5.10 billion in the prior year. During this same period, comparable revenues decreased 4.1%. Including non-cash impairment charges of $466.2 million as described below under “Other Items,” the Company reported a net loss of $406.1 million in fiscal year 2016 compared to net earnings of $14.9 million in the prior year. Fiscal year 2016 Adjusted EBITDA was $584.9 million compared to $710.6 million in the prior year.

Other Items. The Company recorded non-cash impairment charges of $466.2 million in the fourth quarter of fiscal year 2016, consisting of 1) a $199.2 million impairment charge related to the writedown to fair value of goodwill; 2) a $228.9 million impairment charge related to the writedown to fair value of the net carrying value of tradenames; and 3) a $38.1 million impairment charge related to the writedown to fair value of the net carrying value of certain long-lived assets.

Conference Call. A live webcast of the earnings conference call can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Monday, September 26, 2016 beginning at 9:00 a.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are presented both in accordance with U.S. generally accepted accounting principles (“GAAP”) and using certain non-GAAP financial measures, including Adjusted EBITDA. This non-GAAP financial measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in the Company’s business and evaluate the Company’s performance relative to other companies in its industry.

For more information regarding the Company’s use of non-GAAP financial measures, including the definition of Adjusted EBITDA, and a reconciliation of such financial measures to net earnings (loss), a GAAP measure, see “Non-GAAP Financial Measures” on page 7 of this press release.

Forward-Looking Statements. This press release contains forward-looking statements. In many cases, forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “will,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar expressions. The forward-looking statements contained in this press release reflect the Company’s views as of the date of this press release and are based on our expectations and beliefs concerning future events, as well as currently available data as of the date of this press release. While the Company believes there is a reasonable basis for its forward-looking statements, they involve a number of risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Therefore, these statements are not guarantees of future events, results, performance or achievements and you should not rely on them. A variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in the Company’s forward-looking statements, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. You should keep in mind that the forward-looking statements contained in this press release speak only as of the date of this press release. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	July 30, 2016	August 1, 2015

ASSETS
Current assets:
Cash and cash equivalents	$61,843	$72,974
Merchandise inventories	1,125,325	1,154,844
Other current assets	146,878	126,169
Total current assets	1,334,046	1,353,987

Property and equipment, net	1,588,121	1,477,886
Favorable lease commitments, net	985,534	1,040,440
Other definite-lived intangible assets, net	451,722	521,275
Tradenames	1,807,246	2,036,847
Goodwill	2,072,818	2,272,483
Other assets	17,401	16,844
Total assets	$8,256,888	$8,719,762

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$317,736	$342,999
Accrued liabilities	492,646	493,278
Current portion of long-term debt	29,426	29,426
Total current liabilities	839,808	865,703

Long-term liabilities:
Asset-based revolving credit facility	165,000	130,000
Long-term debt	4,419,281	4,426,023
Deferred income taxes	1,296,793	1,440,377
Deferred real estate credits and deferred financing obligations	127,618	45,772
Other long-term liabilities	465,257	398,143
Total long-term liabilities	6,473,949	6,440,315

Total member equity	943,131	1,413,744
Total liabilities and member equity	$8,256,888	$8,719,762

NEIMAN MARCUS GROUP LTD LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Fourth Quarter Ended		Fiscal Year Ended
(in thousands)	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015

Revenues	$1,128,323	$1,166,671	$4,949,472	$5,095,087
Cost of goods sold including buying and occupancy costs	816,671	802,925	3,322,508	3,305,478
Selling, general and administrative expenses	255,155	267,409	1,117,928	1,162,075
Income from credit card program	(16,014)	(12,017)	(60,648)	(52,769)
Depreciation expense	57,711	48,960	226,868	185,550
Amortization of intangible assets	13,585	16,189	57,011	82,953
Amortization of favorable lease commitments	13,608	13,652	54,178	54,327
Other expenses	2,615	11,394	27,127	39,474
Impairment charges	466,155	-	466,155	-

Operating earnings (loss)	(481,163)	18,159	(261,655)	317,999

Interest expense, net	69,741	72,004	285,596	289,923

Earnings (loss) before income taxes	(550,904)	(53,845)	(547,251)	28,076

Income tax expense (benefit)	(143,658)	(20,963)	(141,141)	13,127

Net earnings (loss)	$(407,246)	$(32,882)	$(406,110)	$14,949

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Fourth Quarter Ended		Fiscal Year Ended
(in millions)	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015

Capital expenditures	$69.4	$87.5	$301.4	$270.5

Rent expense	$33.9	$31.2	$119.4	$117.1

Adjusted EBITDA	$64.5	$107.9	$584.9	$710.6

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

To supplement the Company’s financial information presented in accordance with GAAP, it uses Adjusted EBITDA to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in its business and evaluate its performance relative to other companies in its industry. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not believe are representative of the Company’s ongoing performance. This financial metric is not a presentation made in accordance with GAAP.

Adjusted EBITDA should not be considered as an alternative to operating earnings (loss) or net earnings (loss) as a measure of operating performance. In addition, Adjusted EBITDA is not presented as and should not be considered as an alternative to cash flows as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

These limitations include the fact that Adjusted EBITDA: (i) excludes certain tax payments that may represent a reduction in cash available to the Company; (ii) excludes certain adjustments for purchase accounting; (iii) does not reflect changes in, or cash requirements for, the Company’s working capital needs, capital expenditures or contractual commitments; (iv) does not reflect the Company’s significant interest expense; and (v) does not reflect the cash requirements necessary to service interest or principal payments on the Company’s debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in the Company’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

The following table reconciles net earnings (loss) as reflected in the Company’s consolidated statements of operations prepared in accordance with GAAP to Adjusted EBITDA (figures may not sum due to rounding):

	Fourth Quarter Ended		Fiscal Year Ended
(in millions)	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015

Net earnings (loss)	$(407.2)	$(32.9)	$(406.1)	$14.9
Income tax expense (benefit)	(143.7)	(21.0)	(141.1)	13.1
Interest expense, net	69.7	72.0	285.6	289.9
Depreciation expense	57.7	49.0	226.9	185.6
Amortization of intangible assets and favorable lease commitments	27.2	29.8	111.2	137.3
EBITDA	$(396.3)	$97.0	$76.4	$640.8
Impairment charges	466.2	-	466.2	-
Amortization of inventory step-up	-	-	-	6.8
Incremental rent expense	2.7	2.8	10.5	11.0
Transaction and other costs	-	4.3	4.4	19.4
Non-cash stock-based compensation	(14.3)	(6.3)	(10.4)	0.1
Expenses related to cyber-attack, net of insurance recoveries	0.1	-	1.0	4.1
Expenses incurred in connection with openings of new stores / remodels of existing stores	3.6	3.0	15.1	12.3
Expenses incurred in connection with strategic growth initiatives	2.4	5.1	24.3	11.6
Net gain from facility closure	(0.1)	-	(5.6)	-
Other expenses	0.1	2.0	2.9	4.3
Adjusted EBITDA	$64.5	$107.9	$584.9	$710.6

CONTACT:
Neiman Marcus Group LTD LLC
Mark Anderson, 214-757-2934
Director – Finance and Investor Relations